SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2003

Paligent Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-21134	04-2893483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

369 Lexington Avenue New York, NY 10017
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 453-3111

Item 5.  Other Events.

On April 11, 2003, Paligent Inc. (“Paligent”) and Indevus Pharmaceuticals, Inc. (“Indevus”) executed an Amendment to the License Agreement.  Pursuant to this License Agreement, which was executed on June 14, 2000, Indevus was granted the exclusive, worldwide rights to develop and market PRO 2000 Gel and was required to pay certain milestone and royalty payments.  In accordance with this amendment, a $500,000 milestone payment was accelerated and Indevus received an option, which is exercisable at any time prior to September 30, 2004, to acquire all of Paligent’s rights, title and interest to PRO 2000 Gel for an additional payment of $500,000.  PRO 2000 Gel is under development as a vaginal, topical microbicide designed to provide protection against human immunodeficiency virus (“HIV”) infection, as well as other sexually transmitted pathogens (e.g., herpes, chlamydia and gonorrhea infection).

The receipt of the milestone payment will enable Paligent to complete its Annual Report on Form 10-K for the fiscal year ended December 31, 2002, which the Company expects to file within the next several weeks.

Item 7.            Financial Statements and Exhibits.

(c)       Exhibits

10.18                 Amendment to the License Agreement by and between Indevus Pharmaceuticals, Inc. and Paligent Inc., dated as of April 10, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized, and in the capacity indicated.

PALIGENT INC.
(Registrant)

Date: April 18, 2003	By:	/s/ Salvatore A. Bucci
	Name:	Salvatore A. Bucci
	Title:	President and Chief Executive Officer